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                                                                   Exhibit 10.8

                                 INTEROFFICE(R)
                      Helping Companies Succeed-Nationwide

                           Executive Service Agreement

THIS AGREEMENT is made January 27, 1999 between Avesta Technology ("Client") and InterOffice/Boston ("InterOffice"). In consideration of the performances of the covenants contained herein and intending to be legally binding, the parties agree as follows:

1. InterOffice agrees to provide Client the exclusive use of the furnished office(s) designated as office(s) number _________ on the 4th floor (the "Premises") of the building located at 6 New England Executive Park, Suite 400, Burlington, MA 01803 (the "Building") for the term of 12 months, commencing on the 1st day of February , 1999 ("Commencement Date"), and ending on the 31st day of January , 2000 ("Termination Date"). Client agrees to pay a monthly office rental in the amount of $ 1020.00 (the "Monthly Office Rental") payable in advance without offset or deduction, on or before the first day of each month of the term. This office(s) is intended for the use of 1 person(s). Additional people occupying the office(s) shall be charged at $ 90FT / $60PT /month.

2. The Monthly Office Rental shall include at no additional cost to Client the following services (usage/amounts shall be reasonable if not specified).

      a. Full-Time Receptionist     i. Full Kitchen and Lounge Facility
      b. Furnished Reception Room   j. Building Directory Listing
      c. Telephone Answering        k. Mail Receiving
      d. Telephone Call Screening   l. 1  Engraved Door Name Plate(s)
      e. Voice Mail*                m. Maintenance, Utilities &
      f. 2  Conference Rooms &         Janitorial Services
         Seminar Facility*          n. Reciprocal Use of All InterOffice Centers
      g. Travel Arrangements        *  (not available at all locations)
      h. Law Library*

3. InterOffice shall provide Client with the following Business Services, on a non-exclusive basis. Charges for these Services (the "Business Services Charges") shall be in accordance with the current rate schedule (see "Schedule A" attached) and are subject to adjustment by InterOffice upon thirty (30) days written notice to Client. Business Services Charges are due on or before the first day of each month for the Business Services rendered during the immediately preceding month.

      a. Beverage Service        e. Mail Processing     i. Telephone Sets &
      b. Computer and LAN        f. Office Supplies        Lines
         services*               g. Presentation        j. Videoconferencing*
      c. Desktop Publishing         Binding             k. Word Processing
      d. Facsimile Transmission  h. Secretarial Support l. Xerographic Copying

                                                        * (not available at all
                                                          locations)

4. InterOffice agrees to rent Client furniture in accordance with the attached "Schedule B". The monthly furniture rental charge shall be $155.00 , (the "Furniture Rental Charge") payable in advance, without offset or deduction, on or before the first day of each month of the term.

5. The first payment of Monthly Office Rental and Furniture Rental Charge shall be due and payable upon execution of this Agreement. If the Commencement Date begins on a day other than the first day of a month, these charges shall be prorated at the rate of one-thirtieth (1/30) of the Monthly Office Rental and Furniture Charges for each day payable in advance.


                                       1
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6.    Simultaneously with the executive of this Agreement, Client shall deposit with InterOffice a refundable Security Deposit in the amount of $1944.00, as security for the full performance by the Client of all the terms and conditions of this Agreement as well as for the cost of any repair or collection of damages to the premises in excess of normal wear and tear. Client agrees to restore, upon demand, the full security deposit at any time during the term of this Agreement if amounts are used to cure any default, or restore the premises. As long as Client is not in default of this Agreement, any and all Security Deposits or any balance thereof shall be returned to Client within sixty (60) days after Client has vacated the premises and left said premises in an acceptable condition, returned all keys and security cards and paid all charges.

7. If Client fails to pay the Monthly Office Rental, Furniture Rental Charges or Business Service Charges or other charges within five (5) business days of the date due, a late payment penalty may be assessed by InterOffice equal to five percent (5%) of the total outstanding balance or $5.00 per day, commencing the 5th business day following the date due, until the balance is paid, whichever is greater. If Client shall fail to pay any installment of Monthly Office Rental, Furniture Rental Charge or Business Services Charge or any other charge, or shall violate or fail to perform any of the other conditions or agreements herein made by Client, and such failure shall continue for a period of five (5) days, after written notice thereof to Client by InterOffice, Client shall be in default. Then at the option of InterOffice, this Agreement shall cease and terminate, resulting in the Client immediately vacating the premises and subjecting Client to liability for damages.

8. If Client shall default on this Agreement, InterOffice may, without further notice, (a) terminate this Agreement. Upon such termination Client shall have no further right to avoid the termination by payment of any sum due or by performance of any condition, term or covenant broken; (b) accelerate all Monthly office Rental and Furniture Rental Charges due under this Agreement for the entire unexpired term of the Agreement, and demand all sums due and payable immediately; (c) take possession of all property in Client's office or stored by Client on the premises and store it, at Client's expense, until taken in full or partial satisfaction of any lien or judgment, all without being liable to prosecution or for damages; (d) deny access to the premises by Client and deny use of any of the services, including telecommunications services and; (e) take any other remedies allowed by law. In the event InterOffice brings legal action to enforce this Agreement, Client shall pay, in addition to the amounts listed in the preceding sentence, all of InterOffice's reasonable attorney's fees and all other payments, costs and expenses incurred in enforcing this Agreement and collecting sums due hereunder.

9. In the event that either party does not wish to renew this Agreement, either party may provide sixty (60) days written notice to the other prior to the Termination Date which will terminate the Agreement upon the initial Termination Date. If either party does not give such notice, this Agreement shall renew itself under the same terms and conditions for a term equal to the Initial Term. In the event that the term is automatically extended, the Monthly Office Rental shall be increased by the same percentage amount of the most current Consumer Price Index Factor
      (CPI) as issued by the Bureau of Labor Statistics of the United States Department of Labor.

10. In the event that Client shall not immediately surrender the premises upon final termination of this Agreement or termination of this Agreement pursuant to the provisions of paragraph seven (7) hereof, Client shall by virtue of the provisions hereof, become a Client by the month at the monthly rental rate of one hundred fifty percent (150%) of the then current rental amount. InterOffice's acceptance of such holdover rent shall not in any manner adversely affect InterOffice's other rights or remedies, including InterOffice's right to require Client to vacate the premises and to recover damages. A holdover Client shall give to InterOffice at least thirty (30) days written notice of any intention to vacate the premises; such notice must be given in writing to InterOffice on or before the first business day of the month. A holdover Client shall be entitled to thirty (30) days written notice from InterOffice to terminate the Executive Service Agreement and vacate the premises, except in the event of the nonpayment of rent or default under this Agreement by Client, in which event Client shall not be entitled to any notice to quit.

11. Client shall use the premises for general office purposes only and in accordance with the use permitted under applicable zoning regulations. Client shall comply with all present and future laws, ordinances, regulations and orders of all agencies of the Federal, State, and Local governments and any other public authority having jurisdiction over the premises, as well as all building rules and regulations. Client, its employees, agents and invitees, shall conduct their business in such a manner as to be compatible with other Clients of InterOffice and will also conduct its business in such a way as not to interfere with the work of InterOffice's employees.


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12.   Client shall not assign or transfer this Agreement without first obtaining the prior written consent of InterOffice, which consent shall not be unreasonably withheld.

13. All notices by Client or InterOffice to the other must be in writing and will be considered given if delivered personally to one of Client's or InterOffice's officers or mailed by registered mail addressed to Client or InterOffice at the premises.

14. Client shall make no alterations, installations, additions or improvements in or to the Premises without InterOffice's prior written consent. Client will not alter any lock on any door of the Premises without prior written consent. Client will deliver up the Premises clean and in the same condition in which they were on the commencement of the term of the Agreement, ordinary wear and tear and damage by the elements excepted. InterOffice shall have the right, at it's sole discretion, to modify the non-exclusive areas of the Premises.

15. Client shall not install or operate in the premises any electrically operated equipment other than normal and customary equipment found in a modern office or equipment that in InterOffice's sole discretion, requires a separate electrical circuit, without the written consent of InterOffice. Client shall not install or operate in the Premises computers (personal computers excepted), printers (laser printers and printers with sound covers excepted), copy machines, telex, and postage machines without the prior written consent of InterOffice or any equipment or machinery that is heat producing, causes vibrations, is too heavy, or can be construed as a fire hazard if not properly monitored. Client shall not offer any service to other Clients of InterOffice that InterOffice offers to its Clients, in the normal course of its business.

16. Client shall not indemnify and hold harmless InterOffice from and against any loss, damage or liability occasioned by or resulting from any default hereunder or any willful or negligent act on the part of Client, its agents, employees, or invitees, or persons permitted on the Premises by Client. InterOffice shall save Client harmless from and against any loss, damage or liability occasioned by or resulting from the willful acts or gross negligence of InterOffice, its employees and agents. Client expressly agrees to waive, and agrees not to make any claim for damages, direct or consequential, arising out of any failure to furnish any service or facility, any error or omission with respect thereto, or any delay or interruption of the same, assuming such service or facility is not unreasonably withheld.

17. InterOffice shall, at Client's expense, offer to arrange for appropriate liability insurance for Client with a pre-approved insurance carrier. Client may elect to arrange for insurance from another carrier. In either case, Client agrees to provide InterOffice with a certificate of insurance naming InterOffice as an additional insured evidencing General/Public Liability coverage with liability limits of not less than $1,000,000 per occurrence for Bodily Injury and/or Property Damage Liability and $50,000 per occurrence for Fire/Legal Liability. Said insurance coverage shall remain in force during the term of this agreement and renewals thereof.

18. Client recognizes that InterOffice or InterOffice's agent has expended considerable time, effort and expense in hiring and training its employees, and that the hiring of an employee by Client would save considerable time and expense in training and procurement and would cause InterOffice or InterOffice's agent to expend additional time and expense. Therefore, during the term and for six (6) months after its expiration, if Client hires an employee of InterOffice or InterOffice's agent who was an employee at any InterOffice Center during any portion of the term or for six (6) months after its expiration, Client agrees to pay InterOffice a procurement fee of $10,000.00.

19. Client shall fill out all terms on InterOffice's "New Client Information Form" and return a signed copy to InterOffice.

20. Client represents and warrants that it has not employed or had any dealings with a broker, agent or representative relating to this Agreement and that no fees of any kind are to be paid by InterOfffice.

21. This Agreement is subject and subordinate to an Overlease dated May 17, 1993 between InterOffice and the landlord of the Building. If any conflict occurs between this Agreement and the Overlease, the Overlease shall prevail. In the event of the termination or expiration of the Overlease, this Agreement shall terminate.


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22.   Upon termination of this Agreement, it is Client's responsibility to notify all parties of Client's new telephone number and mailing address. InterOffice will bill Client for any new postage necessary in the event InterOffice forwards Client's mail after termination. Client may be asked to pay a retainer against postage charges.

23. If a check is returned for any reason whatsoever, Client will pay an additional charge of $75.00 per returned check. If a check is returned, then for the purposes of calculating late charges or events of default, the payment represented by the check will be deemed to have never been made.

24. Client will not remove or attempt to remove any of the Client's property from the premises, other than in the ordinary course of business, without having first paid any amounts due, or amounts that will become due under this Agreement.

25. Any provision of this Agreement which proves to be invalid or illegal will in no way affect any other provisions of this Agreement which will remain in full force.

26. The undersigned Guarantor(s) jointly and severally, guarantee unconditionally, and shall be liable for all sums due under this Agreement, and for any other sums due from Client to InterOffice, no matter when or how incurred. InterOffice does not have to attempt collection from Client before proceeding against Guarantor(s). The undersigned Guarantor(s) promise to remain bound by this guaranty, notwithstanding any waiver, release, discharge, or extension by InterOffice.

27. The parties intend that the substantive laws of the Commonwealth of Virginia apply to the interpretation of this Agreement, without regard to Virginia's conflict of laws doctrines. The parties agree that the Circuit Court of Fairfax County, Virginia, or the United States District Court for the Eastern District of Virginia (Alexandria Division) constitute proper fora for litigation concerning this Agreement, and hereby waive objection to jurisdiction, venue, and forum now conveniens in such courts.

28. This Agreement, together with Schedules A and B attached hereto, contains the entire agreement of the parties hereto.

AGREED TO: INTEROFFICE/BOSTON               CLIENT: AVESTA TECHNOLOGY

/s/ L. Jaslud, Agent      (SEAL)            By: /s/ Cameron Saifi         (SEAL)
--------------------------                      --------------------------

                                            Cameron Saifi
                                            ----------------------------------
                                            (Print Name)

                                            Title: VP, Operations
                                                   ----------------------------

                                            GUARANTOR:

                                            ----------------------------------

                                            ----------------------------------
                                            (Print Name)

                                            ----------------------------------
                                            Guarantor's Social Security Number



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                                   Schedule 1A

Client agrees to use a minimum of $100/month in secretarial services per office and understands that they will be billed $100/month per office for secretarial services even if service is not used.

Client shall have 10 hours per month of conference room usage. Additional conference room usage shall be billed at $10.00 per hour.


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                                 INTEROFFICE(R)
                                  "Schedule A"
                                   Facilities

Private Office..........................................................Included
A host of affordable options awaits you in creating a personal professional working environment.

                          10 Hrs./Mo.
Conference Rooms........................................................Included
Distinctively decorated and equipped with audio-visual equipment.

Seminar Room............................................................Included
Perfect for larger groups and allows for high quality presentations.

Storage Facilities......................................................Included
For storage of stationery and other small promotional materials.

Furnished Reception Room................................................Included
Spacious and elegant reception area provided true corporate image.

Kitchen and Lounge Facility.............................................Included
Refrigerator, microwave & access to full coffee service.

Lobby Listing...........................................................Included
Provided in building directory.

Utilities & Maintenance.................................................Included
Includes HVAC, electric, water and lighting.

Janitorial Service......................................................Included
Provided Monday through Friday.

                                    Services

Dedicated Receptionists.................................................Included
Clients are greeted quickly and professionally without telephone interruptions.

Dedicated Phone Secretaries.............................................Included
Phone secretaries are dedicated to screening your calls and taking messages.

T-1 Lines.............................................................$99.00/mo.
Telephones............................................................$50.00/mo.
     Lines (3 line min.).........................................$25.00/line/mo.
     Modem/Fax...................................................$45.00/line/mo.
Telephone Installation...............................................$200.00/set

One-time charge for line and equipment installation alleviates the need for you to deal with the phone company.

T-1 Installation..........................................................$75.00
Voice Messaging.........................................................Included
24-hour message retrieval.

FAX Transmission
    Outgoing..........................................................$1.00/page
                                                              (plus line charge)
    Incoming..........................................................$0.75/page

Domestic and international transmissions, 24 hours a day.
Discount offered for volume usage.

Daily Mail Processing
    Incoming............................................................Included
    Outgoing..................................................20% Service Charge

Incoming mail placed in Client's mailbox.

                                   See 1A
Secretarial Services...........................................$6.75/15 minutes*

Highly qualified staff handles all of your word processing needs with today's most advanced and sophisticated equipment and an extensive library of software.

Desktop Publishing.............................................$9.00/15 minutes*
A variety of typestyles, colors, and graphics provides you with a first-class, quality presentation.

Bookeeping/Spreadsheet Services.................................$7.50/15 minutes
Experienced staff available to handle your monthly finances and bookkeeping.

Overnight Services.............................................No Service Charge
FedEx provides service daily with in-house pick-up and delivery.

Courier Services..............................................20% Service Charge
UPS provides service daily. Local messenger service also available.

Dedicated Office Manager................................................Included
Provides dedicated assistance for your administrative matters and assures efficient scheduling of all your work.

Dedicated Leasing Manager...............................................Included
Always available to discuss change your growing office space needs.

Copying Charges
      1-100/mo..................................................$.15/copy
      101-500/mo................................................$.12/copy
      501-1000/mo...............................................$.10/copy
      1001-2000/mo..............................................$.08/copy
      2001(+)/mo................................................$.06/copy
High speed copiers with collating and reduction capabilities.

                         Per Person
Hot Beverage Service ..................................................$20.00/mo
Coffee, gourmet teas and hot chocolate.

Presentation Binding................................................$4.50 + time
GBC Binder allows for a professional presentation.

Travel Arrangement.......................................................Include
Professional in-house staff will handle all your travel accommodations.

Office Supplies.......................................................Discounted
In-house supplies or next day delivery.

Videoconferencing...................................................$100.00/hour
See your manager for pricing details and facilities nearest you.

Reciprocal Use Of All InterOffice Locations.............................Included
Reserve an office or conference room or utilize a service at any other InterOffice location nationwide. See your manager for details.

* Minimum usage of 1 hr/ week/office required from all clients for either or both services.

The above is subject to change with 30 days written notice from Owner to Client
                                  Boston 7/98
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Center:   Boston
          ------------------------------------------------------------

                            BASIC TERMS OF AGREEMENT

Client:        Avesta Technology
       ------------------------------------------------------------------------
Owner:         InterOffice Boston
       ------------------------------------------------------------------------
Term:          12 Months
       ------------------------------------------------------------------------
Office(s):     #429
       ------------------------------------------------------------------------
Monthly Office Rental:        $1,020.00
                     ----------------------------------------------------------
Monthly Furniture Rental:     $155.00
                     ----------------------------------------------------------
Monthly Phone Rental:         $269 (Set, Lines, VM, Fax & T1)
                     ----------------------------------------------------------
Refundable Deposit:           $1,944 (Rent, Furniture, Phones, Serv.Security)
                     ----------------------------------------------------------

Payment Due at Signing

     1st Month's Office Rental                        $       1020.00
                                                      ---------------

     1st Month's Furniture Rental                     $        155.00
                                                      ---------------

     1st Month's Phone Rental                         $        269.00
                                                      ---------------
0
     Phone and Modem Installation (Discounted)        $        375.00
                                                      ---------------

     Beverage Service                                 $         20.00
                                                      ---------------

     Secretarial Service                              $        100.00
                                                      ---------------

     Refundable Deposit                               $       1944.00
                                                      ---------------

     TOTAL.........................                   $       3883.00
                                                      ---------------

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                                  "Schedule B"

       Quantity                      Item                     Rate

1.         1               Executive Desk               $
     -------------         ------------------------      ----------------

2.         1               Executive Chair              $
     -------------         ------------------------      ----------------

3.         2               Guest Chairs                 $
     -------------         ------------------------      ----------------

4.         1               Bookcase                     $
     -------------         ------------------------      ----------------

5.                         Kneehole Credenza            $
     -------------         ------------------------      ----------------

6.                                                      $
     -------------         ------------------------      ----------------

7.                                                      $
     -------------         ------------------------      ----------------

8.                                                      $
     -------------         ------------------------      ----------------

9.                                                      $
     -------------         ------------------------      ----------------

10.                                                     $
     -------------         ------------------------      ----------------

11.                                                     $
     -------------         ------------------------      ----------------

12.                                                     $
     -------------         ------------------------      ----------------

13.                                                     $
     -------------         ------------------------      ----------------

14.                                                     $
     -------------         ------------------------      ----------------

15.                                                     $
     -------------         ------------------------      ----------------

16.                                                     $
     -------------         ------------------------      ----------------

17.                                                     $
     -------------         ------------------------      ----------------

18.                                                     $
     -------------         ------------------------      ----------------

19.                                                     $
     -------------         ------------------------      ----------------

20.                                                     $
     -------------         ------------------------      ----------------

21.                                                     $
     -------------         ------------------------      ----------------

22.                                                     $
     -------------         ------------------------      ----------------

                            TOTAL MONTHLY CHARGE........$ 155.00
                                                         ----------------

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